                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             DEPOSIT GUARANTY CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             DEPOSIT GUARANTY CORP.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------



- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             DEPOSIT GUARANTY CORP.
                                  P.O. BOX 730
                           JACKSON, MISSISSIPPI 39205

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO THE STOCKHOLDERS OF
DEPOSIT GUARANTY CORP.:

         Notice is hereby given that, pursuant to call of its Directors and in compliance with its Bylaws, the regular annual meeting of stockholders of DEPOSIT GUARANTY CORP. will be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 19, 1994, at 2:30 p.m., local time, for the purpose of considering and voting upon the following matters:

         1. Election of the five (5) persons listed in the Proxy Statement dated March 21, 1994, accompanying this notice as Directors of Deposit Guaranty Corp.

         2. Whatever other matters may be brought before the meeting or any adjournment(s) thereof. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

         Only those stockholders of record at the close of business on February 25, 1994, shall be entitled to notice of and to vote at this meeting. We urge you to sign and return the enclosed Proxy as soon as possible, whether or not you plan to attend the meeting in person.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ E. B. ROBINSON, JR.
                                           ------------------------------------
                                           Chairman and Chief Executive Officer

Dated and Mailed at
Jackson, Mississippi
on or about March 21, 1994

Enclosures:      1.       Proxy
                 2.       Business Reply Envelope
                 3.       Annual Report

                     (THIS PAGE INTENTIONALLY LEFT BLANK.)

                              PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                             DEPOSIT GUARANTY CORP.

                           TO BE HELD APRIL 19, 1994

         This Proxy Statement is furnished to stockholders of Deposit Guaranty Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 19, 1994, at 2:30 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 21, 1994.

         Only those stockholders of record on the books of the Company at the close of business on February 25, 1994, shall be entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 17,663,124 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each stockholder has cumulative voting rights, so that a stockholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a stockholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast fifty (50) votes for one (1) nominee, or allocate the fifty (50) votes among several nominees.

         The cost of soliciting proxies from stockholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

         Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR each nominee and at the discretion of the persons named in the relevant proxy in connection with any other business that may properly come before the meeting. A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the stockholder is present and elects to vote in person.

         The 1993 Annual Report to stockholders of the Company, including audited financial statements of the Company, is enclosed for the information of the stockholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

                             ELECTION OF DIRECTORS

         Mississippi law and the Company's Bylaws grant the Board of Directors authority to establish the size of the Board of Directors. From 1990 through 1992, the Board of Directors of the Company was divided into three (3) classes
- - Class A, Class B, and Class C - each consisting of four (4) Directors. At the 1993 Annual Meeting, the Board of Directors reduced the number of Class A Directors from four (4) to three (3). At the 1994 Annual Meeting, the Board of Directors will return the number of Class A Directors from three (3) to four
(4).

         The term of the present Class B Directors expires at the 1994 Annual Meeting. The term of the Class C Directors will expire at the 1995 Annual Meeting and the term of the Class A Directors will expire at the 1996 Annual Meeting. At the 1994 Annual Meeting Class B Directors will be elected for a three-year term and one (1) Class A Director will be elected for a two-year term.

         The Board of Directors has nominated W. Henry Holman, Jr., Richard D. McRae, Jr., E. B. Robinson, Jr., and J. Kelley Williams for election as Class B Directors to serve until the 1997 Annual Meeting. W. Henry Holman, Jr., Richard
D. McRae, Jr., E. B. Robinson, Jr., and J. Kelley Williams are currently serving as Class B Directors.

         The Board of Directors has nominated Richard H. Bremer for election as a Class A Director to serve until the 1996 Annual Meeting.

         Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four (4) nominees for Class B Directors and the one (1) nominee for Class A Director as listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors. The following table provides certain information about the nominees and the other present Directors of the Company. During 1993, the Company's Board of Directors had eleven (11) meetings. No incumbent Director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served except for Michael B. Bemis, who attended sixty-nine percent (69%) and Steven
C. Walker, who attended seventy-three percent (73%).

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES.

                                                                                                    DIRECTORSHIPS
                         POSITIONS & OFFICES WITH COMPANY OR        DIRECTOR OF                     HELD IN OTHER
DIRECTORS                PRINCIPAL OCCUPATIONS AND EMPLOYMENT(1)      COMPANY                AGE     COMPANIES(2)
- ---------                ---------------------------------------    ----------               ---    -------------
NOMINEES:

W. Henry Holman, Jr.     Chairman of the Board and Chief               1968 to                63    Capitol Street
(Class B)                Executive Officer, Jitney Jungle Stores       present                      Corporation
                         of America, Inc. (Retail grocery chain)

Richard D. McRae, Jr.    President, McRae's Inc. (Retail               1992 to                46
(Class B)                department store)                             present

E. B. Robinson, Jr.      Chairman of the Board and Chief               1981 to                52    Mississippi Power &
(Class B)                Executive Officer of the Company and          present                      Light Company
                         Deposit Guaranty National Bank

J. Kelley Williams       President, First Mississippi Corporation      1975 to                59    First Mississippi
(Class B)                (Fertilizers, industrial chemicals,           present                      Corporation
                         energy and technology-based ventures)

Richard H. Bremer        President and Chief Executive Officer,          N/A                  45    Southwestern
(Class A)                Southwestern Electric Power Co.;                                           Electric Power Co.
                         Vice-President, Operations, Southwestern
                         Electric Power Co.


CONTINUING DIRECTORS:

Howard L. McMillan, Jr.  President and Chief Operating Officer of the  1984 to                55
(Class A)                Company and Deposit Guaranty National Bank    present

John N. Palmer           Chairman and Chief Executive Officer,          1985 to               59    Mississippi Power &
(Class A)                Mobile Telecommunications Technologies        April, 1986;                 Light Co.; Mobile
                         Corp. (Telecommunications)                    April, 1987                  Telecommunication
                                                                       to present                   Technologies Corp.;
                                                                                                    Entergy Corporation

Steven C. Walker         President and Chief Executive Officer,        1992 to                44
(Class A)                Commercial National Bank                      present

Michael B. Bemis         Executive Vice President, Customer            1992 to                46    Arkansas Power &
(Class C)                Service, Entergy Corp.; President and         Present                      Light Co.; Louisiana
                         Chief Operating Officer, Louisiana Power                                   Power & Light Co.;
                         & Light Co. (Utility) 1/92 to 10/92;                                       New Orleans Public
                         President and Chief Operating Officer,                                     Service Inc.;
                         Mississippi Power & Light Co. 1989 to                                      Mississippi Power &
                         1991 (Utility); Executive Vice President,                                  Light Co.
                         Arkansas Power & Light Co. 1982 to 1988
                         (Utility)

Warren A. Hood, Jr.      Chairman of the Board, Hood Industries,       1990 to                42
(Class C)                Inc. (Manufacturing of building and           present
                         forest products)

Charles L. Irby          President, Irby Construction Company          1989 to                39
(Class C)                (Powerline contractor); Vice-President,       present
                         Stuart C. Irby Co. (Wholesale electrical
                         supplier)

W. R. Newman, III        President, J. A. Bentley Lumber Company;      1972 to                54
(Class C)                Vice President, 1989 to 1990 and              present
                         Director, 1989 to Present, Pacific
                         Coast Paging, Inc. (Paging and answering
                         service, southern California); President
                         and Director, ManuTech, Inc. 1988 to 1990
                         (Manufacturer of gas logs)


(1) Each nominee has been in an executive capacity with the firm or company indicated for at least the past five years, except as otherwise indicated.

(2) Indicates other directorships held in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table shows the persons that are the beneficial owners of more than five percent (5%) of the Company's common stock:

              NAME AND ADDRESS               AMOUNT AND NATURE           PERCENTAGE OF
              OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP            CLASS
              -------------------         -----------------------        -------------
              Irby Family and                  1,119,940(1)                 6.34%(1)
              Affiliated Interests
              815 S. State Street
              Jackson, MS 39207

              Deposit Guaranty                 1,230,918(2)                 6.97%(2)
              National Bank
              P.O. Box 1200
              Jackson, MS 39205

         (1) This information is as of February 25, 1994. Includes 1,112,340 shares as to which Charles Irby, Stuart C. Irby, Jr., and Stuart M. Irby share voting and investment power which are held by Irby Construction Company (1,005,636 shares), the Stuart C. Irby Co. Profit Sharing Trust Fund (15,892 shares), the Irby Construction Co. Profit Sharing Trust Fund (53,776 shares), and the Elizabeth M. Irby Foundation (37,036 shares). Also includes 4,200 shares held by Charles Irby and 3,400 shares held by Stuart C. Irby, Jr.

         (2) This information is as of December 31, 1993. On that date, in its capacity as trustee, the Bank had sole voting power with respect to 933,901 shares of Company common stock and shared voting power with respect to 253,543 shares of Company common stock. In addition, it had sole investment power with respect to 893,779 shares of Company common stock and shared investment power with respect to 48,344 shares of Company common stock. E. B. Robinson, Jr., and Howard L. McMillan, Jr., are members of the Trust Policy and Investment Committee of Deposit Guaranty National Bank and in such capacity share voting or investment power with other members of this committee with respect to certain shares of Company common stock held by Deposit Guaranty National Bank as trustee. The other members of the Trust Policy and Investment Committee are Thomas M. Hontzas, W. Murray Pate, William G. McDermott, William H. Mounger, Jr. and Gerald L. White, who are officers of Deposit Guaranty National Bank, David H. Nordyke, who is an officer of Commercial National Bank, and William R. James, who is a Deposit Guaranty National Bank Board Member.

         The following table shows the number of shares of the Company's common stock beneficially owned by each Director, nominee for Director, the CEO, the Company's four most highly compensated officers other than the CEO (collectively the "Named Executive Officers") and by all Directors, nominees, and executive officers as a group, as of February 25, 1994. Except as otherwise indicated, each Director has sole voting and investment power with respect to the shares shown on the table. The amounts shown in the table do not include beneficial ownership of certain shares held by Deposit Guaranty National Bank as trustee, with respect to which E. B. Robinson, Jr., Howard L. McMillan, Jr. and certain other officers may be deemed to have shared voting or investment power as described in the above paragraph, except that shares with respect to which Directors or officers have beneficial ownership in their individual capacities as participants in the Company's Employee Stock Purchase Plan are included.

              DIRECTORS, NOMINEES AND          AMOUNT AND NATURE OF          PERCENTAGE
              NAMED EXECUTIVE OFFICERS         BENEFICIAL OWNERSHIP           OF CLASS
              ------------------------         --------------------          ----------
              Michael B. Bemis                         2,844 (1)
              Richard H. Bremer                          200
              W. Henry Holman, Jr.                    92,572 (2)
              Warren A. Hood, Jr.                     20,000
              Charles L. Irby                      1,116,540 (3)                6.32%
              James S. Lenoir                         55,390 (4)
              Arlen L. McDonald                        9,690 (5)
              Howard L. McMillan, Jr.                 80,423 (6)
              Richard D. McRae, Jr.                   79,544 (7)
              W. R. Newman, III                       28,218
              John N. Palmer                          33,532
              E. B. Robinson, Jr.                    147,305 (8)
              Steven C. Walker                        25,745 (9)
              J. Kelley Williams                       6,132

              21 Directors, and                    2,090,447 (10)              11.59%
              Executive Officers as a Group

         1. Mr. Bemis shares voting and investment power with respect to 1,304 shares with his wife.

         2. Mr. Holman shares voting and investment power with respect to 3,072 shares with his wife.

         3. Mr. Charles L. Irby shares voting power with respect to 1,112,340 shares with Mr. Stuart C. Irby, Jr. and Mr. Stuart
                 M. Irby.

         4. The amount shown includes 31,900 shares which Mr. Lenoir has the right to acquire through exercise of options granted under the Company's incentive plan.

         5. Mr. McDonald has shared voting and investment power with respect to 200 shares held by his wife. The amount shown includes 8,500 shares which Mr. McDonald has the right to acquire through exercise of options granted under the Company's incentive plan.

         6. Mr. McMillan has shared voting and investment power with respect to 19,534 shares held by his wife or jointly with his wife. The amount shown includes 45,300 shares which Mr. McMillan has the right to acquire through exercise of options granted under the Company's incentive plan.

         7. Mr. McRae has shared voting and investment power with respect to 65,740 shares which are held by McRae Foundation, Inc.

         8. Mr. Robinson has shared voting power with respect to 30,496 shares held by family members. The amount shown also includes 59,000 shares which Mr. Robinson has the right to acquire through exercise of options granted under the Company's incentive plan.

         9. The amount shown includes 25,000 shares which Mr. Walker has the right to acquire through exercise of options.

         10. The amount shown includes 377,054 shares which executive officers have the right to acquire through exercise of options granted under the Company's incentive plan.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

                             EXECUTIVE COMPENSATION

         There is shown below information concerning the annual and long term compensation for services in all capacities to the Company for the years ended 1993, 1992 and 1991 of the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                              LONG-TERM COMPENSATION

                                                                              AWARDS (2)        PAYOUTS
   Name                                                   Other
    and                                                  Annual      Restricted   Securities       LTIP     All Other
 Principal                                            Compensation      Stock     Underlying     Payouts   Compensation
 Position                 Year   Salary ($) Bonus($)    ($)(1)(3)     Award(s)    Options(#)        $         (1)(4)
 ---------                ----   ---------- --------  ------------   ----------   ----------     -------   ------------
E. B. Robinson, Jr.       1993    364,064   413,820       3,564                      17,000                   18,641
Chairman of the           1992    344,197   257,400       7,407                      24,000                   43,527
Board & Chief             1991    269,903   190,573                                  17,000
Executive Officer
of the Company &
Deposit Guaranty
National Bank

Howard L. McMillan, Jr.   1993    249,000   225,720       2,063                       8,100                   11,150
President & Chief         1992    236,667   140,400       8,843                      12,000                   23,870
Operating Officer of      1991    216,667   122,328                                   9,600
the Company and
Deposit Guaranty
National Bank

Steven C. Walker          1993    207,590   104,545         300                       7,000                   12,164
President & Chief         1992    197,908    88,039       5,148                      10,000                   15,349
Executive Officer         1991    184,167    82,467                                   4,000
of Commercial
National Bank

James S. Lenoir           1993    151,475   122,056         -0-                       3,500                    7,103
Executive Vice            1992    142,666    75,920       6,503                       5,000                    6,883
President &               1991    125,000    62,244                                   4,000
Chief Credit
Officer of the
Company & Deposit
Guaranty National
Bank

Arlen L. McDonald         1993    132,800   107,008         600                       3,500                    6,244
Executive Vice President  1992    126,333    66,560       6,897                       5,000                   13,878
& Chief Financial         1991    116,500    58,315                                   4,000
Officer of the Company
& Deposit Guaranty
National Bank

(Footnotes on the following page)

         (1) Amounts of other annual compensation and all other compensation are excluded for 1991 as permitted under the transitional rules for the SEC regulations on executive compensation disclosure adopted in 1992.

         (2) Although the Company's incentive plan permits grants of Incentive Stock Options, Restricted Stock Awards and SARs, no grants of these incentives have been made. All stock option and price information are post-1992 stock split equivalents.

         (3) "Other Annual Compensation" consists of stock purchase plan matching funds.

         (4)     "All Other Compensation" for 1993 consists of:

                                     COMPANY         ABOVE MARKET EARNINGS
                                  CONTRIBUTION            ON DEFERRED
                                TO THE 401K PLAN         COMPENSATION              TOTAL
                                ----------------     ---------------------         -----
                  Robinson           $7,470                 $11,171               $18,641
                  McMillan            8,600                   2,550                11,150
                  Walker              8,649                   3,515                12,164
                  Lenoir              3,387                   3,716                 7,103
                  McDonald            4,646                   1,598                 6,244

                                 OPTION GRANTS

         Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1993 to the Named Executive Officers which are reflected in the Summary Compensation Table. No SARs were granted under that Plan in 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                                         -----------------


                      NUMBER OF
                     SECURITIES                                                     POTENTIAL REALIZABLE VALUE
                     UNDERLYING     % OF TOTAL                                      AT ASSUMED ANNUAL RATES
                       OPTIONS    OPTIONS GRANTED    EXERCISE                       OF STOCK PRICE APPRECIATION
                       GRANTED     TO EMPLOYEES     PRICE (1)(2)    EXPIRATION      FOR OPTION TERM (3)
   NAME              IN 1993(#)      IN 1993        ($/PER SHARE)     DATE          5.0%($)       10.0%($)
   ----              ----------    ----------      --------------  -----------       -------       --------
E. B. Robinson, Jr.    17,000        24.1%            27.25         15-Jun-03        282,819      738,301
Howard L.
  McMillan, Jr.         8,100        11.5%            27.25         15-Jun-03        134,755      351,779
Steven C. Walker        7,000         9.9%            27.25         15-Jun-03        116,455      304,006
James S. Lenoir         3,500         5.0%            27.25         15-Jun-03         58,227      152,003
Arlen L. McDonald       3,500         5.0%            27.25         15-Jun-03         58,227      152,003

         (1) Exercise price was equal to the closing price on the NASDAQ on the date of the grant.

         (2) All stock options granted in 1993 are exercisable six months after the grant of the option.

         (3) The valuation of the stock grants at 5% and 10% appreciation rates are solely to comply with Securities and Exchange Commission Regulations and are not intended to imply future value of Company Stock.

                      OPTION EXERCISES AND YEAR END VALUES

         The following table provides information as to the options exercised during 1993, and the unexercised options to purchase the Company's common stock previously granted to the Named Executive Officers and held by them at the end of 1993.

              OPTIONS EXERCISED IN 1993 AND YEAR END OPTION VALUE

                                                                  NUMBER OF
                        SHARES ACQUIRED                     SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                          ON EXERCISE           VALUE        UNEXERCISED OPTIONS     IN THE MONEY OPTIONS
  NAME                    IN 1993(#)         REALIZED($)      AT YEAR END(#)(2)      AT YEAR END($)(1)(2)
  ----                  ---------------      -----------    ---------------------    --------------------
E. B. Robinson, Jr.         36,400            400,400               59,000                 439,875
Howard L. McMillan, Jr.          0                  0               45,300                 336,075
Steven C. Walker                 0                  0               25,000                 209,500
James S. Lenoir                  0                  0               31,900                 313,475
Arlen L. McDonald           10,000            107,500                8,500                  48,250

(Footnotes on the following page)

         All stock option and price information are post-split equivalents.

         (1) Based on the closing price on the NASDAQ system ($28.00) on December 31, 1993.

         (2) All stock options granted prior to 1993 were exercisable upon the grant of the option. All stock options granted in 1993 are exercisable six months after the date of grant.

         RETIREMENT INCOME PLAN. Under its Retirement Income Plan, the Company offers retirement income benefits to employees of the Company and its subsidiaries who are twenty-one (21) years of age, have been employed for one year and have completed one thousand (1,000) hours of service. Benefits payable under the plan are based upon the five year average base salary of the participant, which does not include payments under any benefit program or bonuses, and the participant's credited years of service. Base salary in 1993 for the individuals named in the Summary Compensation Table was as follows: E.
B. Robinson, Jr. ($364,064); Howard L. McMillan, Jr. ($249,000); Steven C. Walker ($207,590); James S. Lenoir ($151,475); Arlen L. McDonald ($132,800).
Normal retirement age under the plan is sixty-two (62), but participants may elect an early or a postponed retirement date, in which case benefits are adjusted. Contributions to the plan made by the Company or its subsidiaries are determined actuarially.

         The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age sixty-two (62), assuming the highest salary earning years are during the five (5) years prior to retirement. Amounts shown are not subject to offset for social security or other items. Amounts shown are computed on a life-only option basis.

                                                  CREDITED YEARS OF SERVICE
                                                  -------------------------
  FIVE YEARS AVERAGE
      BASE SALARY          15            20           25         30          35            40
  ------------------    -------       -------      -------     -------     -------       -------
      $ 50,000          $10,476       $13,980      $17,472     $20,964     $24,456       $27,384
       100,000           23,004        30,672       38,340      46,008      53,676        59,532
       150,000           35,532        47,376       59,220      71,064      82,908        91,680
       200,000           35,532        47,376       59,220      71,064      82,908        91,680
       250,000           35,532        47,376       59,220      71,064      82,908        91,680
       300,000           35,532        47,376       59,220      71,064      82,908        91,680
       350,000           35,532        47,376       59,220      71,064      82,908        91,680
       400,000           35,532        47,376       59,220      71,064      82,908        91,680
       450,000           35,532        47,376       59,220      71,064      82,908        91,680

         Credited years of service upon retirement for the individuals named above are anticipated to be as follows: E. B. Robinson, Jr. (36); Howard L. McMillan, Jr. (37); Steven C. Walker (25); James S. Lenoir (40); Arlen L. McDonald (42).

         DIRECTOR COMPENSATION. Non-officer Directors receive an annual retainer fee of $2,000, $300 for each board meeting attended, and $200 for attendance at each meeting of any committees on which they serve.


                         COMPENSATION COMMITTEE REPORT

TO THE BOARD OF DIRECTORS:

EXECUTIVE COMPENSATION PHILOSOPHY

         It is the philosophy of the Company's Compensation Committee of the Board to provide a total compensation package to the CEO and executive officers which rewards strong corporate performance, provides incentives for long term profitability and growth consistent with safety and soundness, and remains competitive with other banks. The Committee uses a combination of base pay, annual performance awards, and long term incentives in achieving its philosophy. These compensation factors are reviewed in the first quarter of each year. The plans, the 1993 plan-related decisions, and supporting rationales are outlined below.

BASE COMPENSATION

         The base pay of the Chief Executive Officer and other executives is established to limit fixed salary costs by targeting base pay to 10% below the peer market average of base compensation. The peer group is comprised of 10 bank holding companies in Mississippi and adjoining states with markets and asset levels similar to the Company (the "Peer Group"). Two of these bank holding companies are in the KBW 50 index and all are included in the NASDAQ market index reflected in the Shareholder Return Performance Graph below.

         The Executive Variable Pay Plan provides the officers the opportunity to earn an additional variable amount which would target their annual direct compensation to exceed the market average, if the Company's performance is strong. This plan is detailed below. In 1993, Mr. Robinson and the other officers addressed, excluding Mr. Walker, received increases in their base pay to the 10% below market level to achieve consistency with the overall compensation plan. Mr. Walker's salary was increased based upon market considerations and a review of his 1992 job performance.

EXECUTIVE VARIABLE PAY PLAN

         The Executive Variable Pay Plan is designed to establish executive compensation competitive with other banks, to provide for meaningful cash awards, and to increase profitability and growth of the Company consistent with other goals of the Company, its stockholders, and its employees. Selected officers of the Company are eligible. Except for Mr. Walker, awards are based primarily on the financial results of the Company as based on the Company's return on equity ("ROE") relative to budgeted results and rank within the Peer Group. At the beginning of each calendar year, the Compensation Committee approves a payout matrix in which specific ROE and Peer Group rank results determine a bonus award as a percent of base salary. Mr. Walker's variable pay is based upon actual net income earned by Commercial National Bank for the year relative to that year's targeted net income. The Compensation Committee of the Board makes the final determination as to the computation of compensation paid under the plan and the personnel included in the Variable Pay Plan.

         In 1994, Mr. Robinson received variable pay of $413,820. This payout was based upon the 1993 operating results of the Company, which exceeded targeted ROE goals and ranked fourth within the Peer Group. Payouts for the remaining four officers, excluding Mr. Walker, were based on the same rationale. Mr. Walker's variable pay was based upon Commercial National Bank earnings over 150% of its 1993 net income target.

STOCK-BASED LONG-TERM INCENTIVE PLAN

         The purpose of the Plan is to attract and retain key executives of the organization through long term incentives. The Board has made 955,000 shares of Common Stock available for use in the Plan. Participation is limited to key employees who are in a position to make significant contributions toward the success of the organization as determined by the Board of Directors. In awarding grants, the committee generally considers the base salary of each officer, corporate performance in the prior year, and the amount of incentives granted to other groups of executive officers in the Peer Group, as well as individual and subjective factors. When option grants are made, the committee reviews grants made to the executives in prior years.

DEDUCTION LIMITATION ON COMPENSATION

         The Revenue Reconciliation Act of 1993 precludes a publicly-held corporation from taking a deduction for executive compensation in excess of one million dollars per executive officer. This provision is not expected to have any impact on compensation decisions in 1994. The Compensation Committee will monitor this issue and determine what actions, if any, should be taken by the Company to preserve the deduction for compensation paid to executives.

         This report was presented by the Compensation Committee:

                                         Charles L. Irby, Chairman
                                         W. R. Newman, III
                                         J. Kelley Williams
                                         Richard D. McRae, Jr.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ market index and the KBW 50 Total Return Index. The KBW 50 Index is prepared by Keefe, Bruyette & Woods, Inc. and consists of 50 banks and bank holding companies for the period of five years beginning in 1988.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG DEPOSIT GUARANTY CORP.,
                         NASDAQ MARKET INDEX AND KBW 50


                                    {GRAPH}


                     ASSUMES $100 INVESTED ON JAN. 1, 1989
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1993

                                                   TOTAL RETURN FOR THE YEAR
                                                   -------------------------
             INDEX             1988       1989        1990         1991         1992           1993
             -----             ----       ----        ----         ----         ----           ----
        DEPOSIT GUARANTY       100        90.06       70.29       128.41       210.25         225.16
        NASDAQ MARKET          100       112.89       91.57       117.56       118.71         142.40
        KBW 50                 100       118.91       85.40       135.16       172.23         181.79


                       OTHER TRANSACTIONS WITH MANAGEMENT

         Through its subsidiary bank, the Company makes loans to its Directors and principal officers of its subsidiaries, and to associates of these Directors and principal officers. All such loans were made in the ordinary course of business, and, at the time the loans were made, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

         In December, 1987, the Company's subsidiary, Deposit Guaranty National Bank, entered into an agreement with Jitney Jungle Stores of America, Inc. giving Deposit Guaranty National Bank exclusive rights to place branches in Jitney Jungle grocery stores. As consideration, Deposit Guaranty National Bank has paid Jitney Jungle front-end fees, rental fees, and other payments associated with the closing of certain locations. Through 1993 Jitney Jungle Stores of America, Inc. has received approximately $1,102,100 in front-end fees, rental fees, and other payments pursuant to this agreement. It is anticipated that approximately $1,152,000 in additional rental fees will be paid under the present arrangements. W. Henry Holman, Jr., who is a Director of the Company, is chief executive officer of Jitney Jungle Stores of America, Inc. and owns approximately 16% of the outstanding stock of Jitney Jungle Stores of America, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANT

         KPMG Peat Marwick were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountants for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Compensation Committee which met seven (7) times during 1993. Charles L. Irby serves as Chairman and other members are W.
R. Newman, III, J. Kelley Williams and Richard D. McRae, Jr. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee makes recommendations to the Board of Directors with respect to the compensation of senior management and also with respect to bonus payments under the Company's Key Executive Incentive Plan.

         The Company has a standing Audit Committee of its Board of Directors which met five (5) times during 1993. Presently, John N. Palmer serves as Chairman and other members are Michael B. Bemis, W. R. Newman, III and W. Henry Holman, Jr. The functions performed by this Committee include reviewing audit plans, examination results of both independent and internal auditors and management action relative to examination reports. The Committee also nominates the independent auditors for selection each year by the Board of Directors, verifies the independence of the independent auditors, reviews all services provided by the independent auditors and reviews fees and fee arrangements with the independent auditors.

         The Company does not have a standing nominating committee. In 1993 a Director Vacancy Study Committee made recommendations to the Board of Directors concerning persons to be nominated by the Board of Directors for election as Directors at the 1994 Annual Meeting. The Director Vacancy Study Committee consisted of W. R. Newman, III, Chairman, and Charles L. Irby, Directors of the Company and B. L. Chain and Harris B. Henley, who are Directors of the Company's subsidiary, Deposit Guaranty National Bank.

         The Company's Bylaws provide procedures that must be followed by a shareholder who wishes to nominate candidates for election as a Director in addition to those persons nominated by the Board of Directors. At least sixty
(60) days prior notice to the Secretary of the Company is required if a shareholder intends to nominate an individual for election to the Board of Directors. These Bylaw provisions also require information to be supplied about both the shareholder making the nomination and the person nominated. In making its nominations the Board of Directors will take into consideration nominations made by shareholders in accordance with these Bylaw provisions.

                                 OTHER MATTERS

         Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in their discretion on such matters.

                           PROPOSALS OF STOCKHOLDERS

         Any proposal of a stockholder to be presented for action at the Annual Meeting of Stockholders to be held April 18, 1995, must be received at the Company's principal executive offices no later than November 21, 1994, if it is to be included in management's proxy statement.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ E. B. ROBINSON, JR.
                                           ------------------------------------
                                           Chairman and Chief Executive Officer

Dated and Mailed at
Jackson, Mississippi
on or about March 21, 1994

The nominees for Class B Directors are: W. Henry Holman, Jr., Richard D. McRae, Jr., E.B. Robinson, Jr., and J. Kelley Williams; for Class A Director: Richard
H. Bremer.
To vote your shares for all Director nominees, or to withhold voting from all nominees, mark the appropriate box below.
If you do not wish your shares voted for a particular nominee, mark the "EXCEPTIONS" box and enter names of the exception(s) in the space provided below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.


Election of All Nominees
Listed Above                     FOR  / /          WITHHELD / /        *EXCEPTIONS  / /

*Exceptions
            -------------------------------------------------------------------------------------------------

                                                                                      Address Change
                                                                                      and/or Comments   / /

                                                                       PROXY DEPARTMENT
                                                                       NEW YORK, N.Y. 10203-0999

                                                                            When shares are held by joint tenants, both should
                                                                            sign. When signing as attorney, executor,
                                                                            administrator, trustee or guardian, please give full
                                                                            title as such. If a corporation or partnership, sign
                                                                            in full corporate or partnership name by authorized
                                                                            person.

                                                                            Dated:                                        , 1994
                                                                                      -----------------------------------
                                                                            Signature
                                                                                      ------------------------------------------
                                                                            Signature
                                                                                      ------------------------------------------

                                                                            VOTES MUST BE INDICATED
SIGN, DATE AND RETURN THE PROXY CARD                                        (X) IN BLACK OR BLUE INK.    /X/
PROMPTLY USING THE ENCLOSED ENVELOPE.


                            DEPOSIT GUARANTY CORP.

                                    PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Michael B. Bemis, Charles L. Irby and W.R. Newman, III as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Deposit Guaranty Corp. held of record by the undersigned on February 25, 1994, at the annual meeting of stockholders to be held on April 19, 1994, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

                       (Continued and to be dated and signed on the other side.)